Exhibit 10.5
TRANSFER AGENCY AND SERVICE AGREEMENT

AGREEMENT made as of January __, 2010, by and between Teucrium Commodity Trust, a Delaware statutory trust, having its principal office and place of business at 232 Hidden Lake Road, Building A, Brattleboro, VT 05301 (the “Trust”) and THE BANK OF NEW YORK MELLON, a New York state chartered bank subject to regulation by the Board of Governors of the Federal Reserve System and the New York State Banking Department having its principal office and place of business at One Wall Street, New York, New York 10286 (the “Bank”).

WHEREAS, the Trust, through its designated agents, will issue for purchase and redeem shares of the Trust’s series only in aggregations of shares known as “Creation Units” (currently 100,000 shares) (each a “Creation Unit”);

WHEREAS, The Depository Trust Company, a limited purpose trust company organized under the laws of the State of New York (“DTC”), or its nominee (Cede & Co.), and Teucrium Trading, LLC, the sponsor of the Trust which owns of record a nominal number of shares, will be the initial record or registered owners (the “Shareholders”) of all shares;

WHEREAS, the Trust desires to appoint the Bank as its transfer agent, dividend disbursing agent, and agent in connection with certain other activities, and the Bank desires to accept such appointment;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.      Terms of Appointment; Duties of the Bank

1.1 Subject to the terms and conditions set forth in this Agreement, the Trust, hereby employs and appoints the Bank to act as, and the Bank agrees to act as its transfer agent for the authorized and issued shares of beneficial interest, no par value per share (“Shares”) of the Teucrium Corn Fund (the “Fund”), the sole existing series of the Trust, and as the Fund’s dividend disbursing agent.

1.2 The Bank agrees that it will perform the following services:

(a)    In accordance with the terms and conditions of the form of Participant Agreement, attached hereto as Exhibit A, the Bank shall:

(i)        Perform and facilitate the performance of purchases and redemptions of Creation Units as set forth in the procedural annex or handbook appended to the Authorized Purchaser Agreement with the person or entity making the purchase or redemption;

(ii)       Prepare and transmit by means of DTC’s book-entry system payments for dividends and distributions declared by the Trust;

(iii)      Maintain the record of the names and addresses of the Shareholders and the number of Shares issued by the Fund and held by the Shareholders;

(iv)      Record the issuance of Shares of the Fund and maintain a record of the total number of Shares of the Fund, and, which are authorized, based upon data provided to it by the Trust.  The Bank shall have no obligation, when recording the issuance of Shares, to monitor the number of such Shares that have been issued for purposes of any laws relating to the registration, issue or sale of such Shares, which functions shall be the sole responsibility of the Trust.

(v)       Prepare and transmit to the Trust and to any applicable securities exchange (as specified to the Bank by the Trust) information with respect to purchases and redemptions of Shares;

(vi)      On days that the Trust may accept orders for purchases or redemptions, calculate and transmit within the Bank and to the Trust the number of outstanding Shares;

(vii)     On days that the Trust may accept orders for purchases or redemptions (pursuant to the Participant Agreement), transmit within the Bank and to the Trust and DTC the amount of Shares purchased on such day;

(viii)    Confirm to DTC the number of Shares issued to it or its nominee, as DTC may reasonably request;

(ix)       Extend the voting rights to the Shareholders and/or beneficial owners of Shares in accordance with the policies and procedures of DTC for book-entry only securities;

(x)        Maintain those books and records of the Fund specified by the Trust in Schedule A attached hereto; and

(xi)       Prepare a monthly report of all purchases and redemptions during such month on a gross transaction basis.  The monthly report shall show the counterparty and amount of each purchase on a daily basis and the net number of Shares either redeemed or created for such Business Day.

(b)    In addition to and neither in lieu nor in contravention of the services set forth in the above paragraph (a), the Bank shall: perform the customary services of a transfer agent and dividend disbursing agent including but not limited to: maintaining the accounts of the Shareholders, obtaining a list of DTC participants holding interests in the Fund’s Global Certificate issued to DTC at the request of the Trust, mailing proxy materials, shareholder reports and prospectuses to the Shareholders or DTC participants or beneficial owners of Shares at the request of the Trust and those services set forth on Schedule A attached hereto.

(c)    The following shall be delivered to DTC for delivery to beneficial owners in accordance with the procedures for book-entry only securities of DTC:

(i)        Periodic reports of the Trust required under the Securities Exchange Act of 1934, as amended;

(ii)       Proxies, proxy statements and other proxy soliciting materials;

(iii)      Prospectus and amendments and supplements to the prospectus, including stickers; and

(iv)      Other communications as may be required by law or reasonably requested by the Trust.

(d)    If the Shares are represented by individual Certificates, the Bank shall perform the services agreed to in writing by the Bank and the Trust.

(e)    The Bank shall provide additional services (if any) on behalf of the Fund (e.g., escheatment services) which may be agreed upon in writing between the Trust and the Bank.

(f)     Series of the Trust established in the future (“Future Funds”) may be provided services under this Agreement as may be agreed upon in writing between the Trust and the Bank, and the Trust and the Bank will have such obligations as to any such Future Fund as they have with respect to the Fund.

(g)    Upon receipt of the Trust’s written consent (which shall not be unreasonably withheld), the Bank may delegate any of its duties and obligations hereunder to the Fund to any delegee or agent whenever and on such terms and conditions as it deems necessary or appropriate.  Notwithstanding the foregoing, the Fund’s consent shall not be required for any such delegation to any other subsidiary of The Bank of New York Mellon Corporation (hereinafter, a “Bank Affiliate”) notwithstanding the domicile of such Bank Affiliate.

2.      Fees and Expenses

2.1 The Bank shall receive such consideration for the Transfer Agent’s services provided pursuant to this Agreement as may be agreed to from time to time in a written fee schedule approved by the parties and attached hereto.

2.2 In addition to the fee paid under Section 2.1 above, the Trust agrees that the Fund will reimburse the Bank for out-of-pocket expenses, including but not limited to postage, forms, telephone, microfilm, microfiche, tabulating proxies, records storage, or advances incurred by the Bank for the items set out from time-to-time in the written fee schedule approved by the parties and attached hereto or relating to dividend distributions and reports (whereas all expenses related to creations and redemptions of Fund securities shall be borne by the relevant authorized participant in such creations and redemptions).  In addition, any other out-of-pocket expenses incurred by the Bank with the prior consent of the Trust will be reimbursed by the Fund.

2.3 The Trust agrees that the Fund will pay all fees and reimbursable expenses within ten business days following the receipt of the respective billing notice accompanied by supporting documentation, as appropriate.  Postage for mailing of dividends, proxies, Fund reports and other mailings to all shareholder accounts shall be advanced to the Bank by the Fund at least seven (7) days prior to the mailing date of such materials.

3.      Representations and Warranties of the Bank

3.1 The Bank represents and warrants to the Trust that:

It is a banking company duly organized and existing and in good standing under the laws of the State of New York.

It is duly qualified to carry on its business in the State of New York and in each other jurisdiction where the provision of services hereunder requires such qualification.

It is empowered under applicable laws and by its Charter and By-Laws to act as transfer agent and dividend disbursing agent and to enter into and perform this Agreement.

All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

4.      Representations and Warranties of the Trust

4.1 The Trust represents and warrants to the Bank that:

It is a statutory trust duly organized and existing and in good standing under the laws of Delaware.

It is empowered under applicable laws and by its Amended and Restated Declaration of Trust and Trust Agreement (the “Trust Agreement”) to enter into and perform this Agreement.

All corporate proceedings required by said Trust Agreement have been taken to authorize it to enter into and perform this Agreement.

A registration statement under the Securities Act of 1933, as amended, on behalf of the Trust is currently effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of the Fund being offered for sale.

5.      [Section Reserved]

6.      Indemnification

6.1 The Bank shall not be responsible for, and the Trust shall indemnify and hold the Bank harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability (“Losses”) arising out of or attributable to:

(a)    All actions of the Bank or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken without gross negligence, or willful misconduct.

(b)    The Trust’s gross negligence or willful misconduct.

(c)    The breach of any representation or warranty of the Trust hereunder.

(d)    The conclusive reliance on or use by the Bank or its agents or subcontractors of information, records, documents or services which (i) are received by the Bank or its agents or subcontractors, (ii) have been prepared, maintained or performed by the Trust or any other person or firm on behalf of the Trust including but not limited to any previous transfer agent or registrar, and (iii) do not contain manifest error(s).

(e)    The conclusive reliance on, or the carrying out by the Bank or its agents or subcontractors of any instructions or requests of the Trust on behalf of the Trust believed in good faith by the Bank or its agents or subcontractors to be authorized.

(f)     The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

6.2 At any time the Bank may apply to any officer of the Trust or its sponsor for instructions, and may seek the advice of outside counsel to the Trust (which instructions or advice shall not be unreasonably withheld) with respect to any matter arising in connection with the services to be performed by the Bank under this Agreement, and the Bank and its agents or subcontractors shall not be liable and shall be indemnified by the Trust for any action taken or omitted by it in reliance upon such instructions or advice (except for actions or omissions by Bank taken with negligence or willful misconduct).  The Bank, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document, or upon any instruction, information, data, records or documents provided the Bank or its agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by the Trust, reasonably believed to be genuine and to have been signed or transmitted by the proper person or persons, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Trust.

6.3 The Trust and the Fund shall not be responsible for direct money damages arising out of or attributable to:

(a)    The Bank’s own gross negligence or willful misconduct.

(b)    The Bank’s breach of any representation or warranty of the Bank hereunder.

The Bank shall indemnify and hold harmless the Trust and the Fund from and against any and all reasonable attorneys’ fees related to claims, where such claims result in liability to the Trust or the Fund and such liability has been finally determined by an arbiter of competent jurisdiction to be directly caused by the Bank’s failure to discharge its duties in accordance with its standard of care as set forth hereunder.  This indemnity shall be a continuing obligation of the Bank, its successors and assigns, notwithstanding the termination of this Agreement.

6.4 If any action, suit or proceeding (each, a “Proceeding”) is brought against either party to this Agreement (an “Indemnified Party”) in respect of which indemnity may be sought against the other party (the “Indemnifying Party”) pursuant to the foregoing paragraphs, the Indemnified Party shall promptly notify the Indemnifying Party in writing of the institution of such Proceeding and the Indemnifying Party shall have the right, by providing notice to the Indemnified Party within twenty (20) Business Days thereafter, to assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to the Indemnified Party and payment of all fees and expenses; provided, however, that the omission to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party except to the extent that it has been materially prejudiced by such failure and has not otherwise learned of such Proceeding. If the Indemnifying Party assumes the defense of the Proceeding, the Indemnified Party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such Proceeding or the Indemnifying Party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or the Indemnified Party shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defense of such Proceeding on behalf of the Indemnified Party), in any of which events such fees and expenses shall be borne by the Indemnifying Party and paid as incurred (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding).

The Indemnifying Party shall not be liable for any settlement of any Proceeding effected without the Indemnifying Party’s written consent but if settled with the Indemnifying Party’s written consent, the Indemnifying Party agrees to indemnify and hold harmless the Indemnified Party from and against any loss or liability by reason of such settlement.  Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by the second sentence of this section 6.4, then the Indemnifying Party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such Indemnifying Party of the aforesaid request, (ii) such Indemnifying Party shall not have fully reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement and (iii) such Indemnified Party shall have given the Indemnifying Party at least 30 days’ prior notice of its intention to settle.  The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened Proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such Indemnified Party.

7.      Standard of Care

The Bank shall have no responsibility and shall not be liable for any loss or damage unless such loss or damage is caused by its own gross negligence or willful misconduct or that of its employees (including independent contractors under the control of the Bank) or its breach of any of its representations.  The Bank shall not be liable for any loss or damage arising out of, or in connection with, the actions or omissions to act of any delegee or agent used hereunder so long as the Bank acts in good faith and without negligence or willful misconduct in the selection and retention of such delegee or agent, provided that the Bank shall be liable for the acts or omissions of any Bank affiliate to the same extent it would be liable under the terms hereof had it committed such act or omission and not delegated the same, and Bank shall notify the Trust upon any such delegation to a Bank Affiliate.  In no event shall the Bank be liable for special, indirect or consequential damages regardless of the form of action and even if the same were foreseeable.

8.      Concerning the Bank

8.1 Bank may enter into subcontracts, agreements and understandings with any BNY affiliate, whenever and on such terms and conditions as it deems necessary or appropriate to perform its services hereunder.  No such subcontract, agreement or understanding shall discharge Bank from its obligations hereunder.

8.2 Bank shall be entitled to conclusively rely upon any written or oral instruction actually received by Bank and reasonably believed by Bank to be duly authorized by the Trust or its authorized representative and delivered.  Trust agrees to forward to Bank written instructions confirming oral instructions by the close of business of the same day that such oral instructions are given to Bank.  Trust agrees that the fact that such confirming written instructions are not received or that contrary written instructions are received by Bank shall in no way affect the validity or enforceability of transactions authorized by such oral instructions and effected by Bank.  If Trust elects to transmit written instructions through an on-line communication system offered by Bank, Trust’s use thereof shall be subject to the terms and conditions attached hereto as Appendix A.

8.3 Bank shall establish and maintain a disaster recovery plan and back-up system at all times satisfying the requirements of all applicable law, rules, and regulations and which is reasonable under the circumstances (the “Disaster Recovery Plan and Back-Up System”).  Bank shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control which are not a result of its negligence, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, transportation, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority; governmental actions; or inability to obtain labor, material, equipment or transportation, provided that the Bank has established and is maintaining the Disaster Recovery Plan and Back-Up System, or if not, that such delay or failure would have occurred even if Bank had established and was maintaining the Disaster Recovery Plan and Back-Up System.  Upon the occurrence of any such delay or failure Bank shall use commercially reasonable efforts to resume performance as soon as practicable under the circumstances.

8.4 Bank shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement and in any other written agreements between Bank and the Trust, pursuant to the terms, conditions and limitations of each such agreement, and as required by applicable law, and no covenant or obligation shall be implied against Bank in connection with this Agreement.

8.5 An application by the Bank for instructions or advice in accordance with Section 6.2 hereof shall set forth in writing any action proposed to be taken or omitted to be taken by the Bank with respect to its duties or obligations under this Agreement and the date on and/or after which such action shall be taken (which date shall allow an amount of time for the Trust’s or its counsel’s consideration of the application that is reasonable under the circumstances), and the Bank shall not be liable for any action taken or omitted to be taken in accordance with a proposal included in any such application on or after the date specified therein unless, prior to taking or omitting to take any such action, the Bank has received written instructions or advice in response to such application specifying the action to be taken or omitted or has received written notice that the Trust or its counsel is reasonably declining to provide such instructions or advice.

8.6 Notwithstanding any provisions of this Agreement to the contrary, the Bank shall be under no duty or obligation to inquire into, and shall not be liable for:

(a)    The legality of the issue or sale of any Shares, the sufficiency of the amount to be received in connection therewith, or the authority of the Trust to request such issuance or sale;

(b)    The legality of the purchase of any Shares, the sufficiency of the amount to be paid in connection therewith, or the authority of the Trust to request such purchase;

(c)    The legality of the declaration of any dividend by the Trust, or the legality of the issue of any Shares in payment of any stock dividend; or

(d)    The legality of any recapitalization or readjustment of the Shares.

8.7 Bank shall not cause the Fund to issue Shares where it has received written notification from the Trust, its sponsor, or any federal or state authority that the sale of Shares has been suspended or discontinued, and Bank shall be entitled to rely upon such notification.

9.      Covenants of the Trust and the Bank

9.1 The Trust shall promptly furnish to the Bank the following:

(a)    A copy of the Trust Agreement and all amendments thereto.

(b)    Shares will be transferred upon presentation to the Bank of Shares to its electronic account at DTC, accompanied by such documents as the Bank deems necessary to evidence the authority of the person making such transfer, and bearing satisfactory evidence of the payment of applicable stock transfer taxes, if any.  The Bank reserves the right to refuse to transfer Shares until it is satisfied that the endorsements on documents submitted to it are valid and genuine, and for that purpose it may require, unless otherwise instructed by an Officer of the Trust, a guaranty of signature by an “eligible guarantor institution” meeting the requirements of the Bank, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Bank in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.  The Bank also reserves the right to refuse to transfer Shares until it is satisfied that the requested transfer is legally authorized, and it shall incur no liability for the refusal in good faith to make transfers which the Bank, in its judgment, deems improper or unauthorized, or until it is satisfied that there is no basis to any claims adverse to such transfer.  The Bank may, in effecting transfers of Shares, rely upon those provisions of the Uniform Act for the Simplification of Fiduciary Security Transfers or the Uniform Commercial Code, as the same may be amended from time to time, applicable to the transfer of securities, and the Trust shall indemnify the Bank for any act done or omitted by it in good faith in reliance upon such laws.

(c)    The Bank assumes no responsibility with respect to the transfer of restricted securities where counsel for the Trust advises that such transfer may be properly effected.

9.2 [Section Reserved]

9.3 Prior to the issuance of the Fund’s initial Creation Unit and, if requested by the Bank, at the time of issuance of the first Creation Unit subsequent to the registration of additional Shares, the Trust shall deliver the following documents to the Bank:

(a)    A certified copy of the resolutions adopted by the sponsor of the Trust authorizing such issuance of additional Shares of the Fund;

(b)    A certified copy of the order or consent of each governmental or regulatory authority required by law as a prerequisite to the issuance of such Shares, as the case may be, and an opinion of counsel for the Trust that no other order or consent is required; and

(c)    An opinion of counsel for the Trust, in a form satisfactory to the Bank, with respect to (i) the validity of the Shares, the obtaining of all necessary governmental consents, whether such Shares are fully paid and non-assessable and the status of such Shares under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and any other applicable federal law or regulations (i.e., if subject to registration, that they have been registered and that the Registration Statement has become effective or, if exempt, the specific grounds therefore), (ii) the status of the Trust with regard to the Investment Company Act of 1940, as amended, and (iii) the due and proper listing of the Shares on all applicable securities exchanges; and

9.4 The Bank agrees that all records prepared or maintained by the Bank relating to the services to be performed by the Bank hereunder are the property of the Trust and will be preserved, maintained and made available upon reasonable request, and will be surrendered promptly to the Trust on and in accordance with its request.

9.5 The Bank and the Trust agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be, or may become, required by law, by administrative or judicial order or by rule, or upon the request of a regulator that has the power to compel the Bank or the Trust, as the case may be, to disclose the requested information.

9.6 In case of any requests or demands for the inspection of the Shareholder records of the Trust, the Bank will endeavor to notify the Trust and to secure instructions from an authorized officer of the Trust as to such inspection.  The Bank reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.

9.7 The Trust shall, or shall cause a third party to, prepare and file such appropriate information returns concerning the payment and composition of dividends and capital gain distributions and tax withholding with the proper Federal, State and local authorities as are required by law to be filed by the Trust and shall withhold such sums as are required to be withheld by applicable law.

10. Termination of Agreement

10.1       The term of this Agreement shall be one year commencing upon the date hereof  and shall automatically renew for additional one year terms (each, a "Term") unless either party provides written notice of termination at least ninety (90) days prior to the end of any Term or, unless earlier terminated as provided below:

(a)        Either party hereto may terminate this Agreement prior to the expiration of any Term in the event the other party breaches any material provision of this Agreement, including, without limitation in the case of the Trust, its obligations under Section 2.1, provided that the non-breaching party gives written notice of such breach to the breaching party and the breaching party does not cure such violation within 90 days of receipt of such notice.

(b)        The Trust may terminate this Agreement with respect to the Fund or any Future Fund prior to the expiration of any Term upon sixty (60) days' prior written notice in the event that the managing owner determines to liquidate such Fund or Future Fund other than in connection with a merger or acquisition of a Fund or Future Fund.

10.2       If this Agreement is terminated by either party, Bank shall follow any reasonable instructions from the Trust concerning the movement of records and material.  Should the Trust exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material will be borne by the Trust.  Additionally, the Bank reserves the right to charge for any other reasonable expenses directly associated with such termination.

10.3       The terms of Article 2 as to the payment of fees for periods prior to termination and Article 6 shall survive the termination of this Agreement.

10.4       Should the Bank exercise its right to terminate, and provided that the Trust makes reasonable efforts to find a replacement transfer agent, the Bank shall not cease to be the Fund’s transfer agent or to fulfill its obligations as such until a replacement transfer agent is ready to begin serving as such, provided that were a replacement transfer agent not designated within 180 days, the Bank may designate an interim replacement transfer agent that meets all regulatory requirements imposed on a statutorily registered transfer agent.

11. [Section Reserved]

12. Assignment

12.1       Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

12.2       This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

13. Severability and Beneficiaries

13.1       In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby.  This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either party without the written consent of the other.

14. Amendment

14.1       This Agreement may be amended or modified by a written agreement executed by both parties.

15. New York Law to Apply

15.1       This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof.  Trust and Bank hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder.  Trust hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum.  Trust and Bank each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

16. Merger of Agreement

16.1       Except as expressly provided to the contrary from time-to-time in the written fee schedule approved by the parties and attached hereto, this Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

17. Limitations of Liability of the Trustee and Shareholders

17.1       It is expressly acknowledged and agreed that the obligations of the Trust hereunder shall not be binding upon any shareholder, Trustee, officer, employee or agent of the Trust, personally, but shall bind only the trust property of the Fund, as provided in the Trust Agreement.  This Agreement has been duly authorized, executed and delivered by the Trust and neither such authorization nor such execution and delivery shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Fund as provided in the Trust Agreement.

18. Limitation of Interseries Liability

18.1       BNY agrees that, pursuant to Section 3804(a) of the Delaware Statutory Trust Act, the liabilities of the Fund and any Future Fund shall be limited such that (a) the debts, liabilities, obligations and expense incurred, contracted for or otherwise existing and relating to this Agreement with respect to a particular Fund or Future Fund shall be enforceable against the assets of the particular Fund or Future Fund only, and not against the assets of the Trust generally or the assets of any other Fund or Future Fund, and (b) none of the debts, liabilities, obligations and expenses incurred, contracted for, or otherwise existing and relating to this Agreement with respect to the Trust generally and any other Fund or Future Fund shall be enforceable against the assets of such particular Fund or Future Fund.

19. Counterparts

19.1       This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

TEUCRIUM COMMODITY TRUST
By: Teucrium Trading, LLC

By:
Name: Dale Riker
Title: Treasurer and Secretary

THE BANK OF NEW YORK MELLON
(the “Bank”)

By:
Name:
Title:

SCHEDULE A

BOOKS AND RECORDS TO BE MAINTAINED BY BANK

Source Documents requesting Creations and Redemptions

Correspondence/AP Inquiries

Reconciliations, bank statements, copies of canceled checks, cash proofs

Daily/Monthly reconciliation of outstanding units between the Trust and DTC

Net Asset Computation Documentation

Dividend Records

Keep on file copies of year-end Statements and Tax Forms prepared by the Fund’s accountants

Exhibit A

Form of Participant Agreement

Fee Schedule